Exhibit 99.1

ViewRay Reports Third Quarter 2018 Results

CLEVELAND, November 8, 2018 — ViewRay, Inc. (Nasdaq: VRAY) (“the Company”) today announced financial results for the third quarter ended September 30, 2018.

Third Quarter 2018 Highlights:

•	Total revenue of $17.7 million, primarily from 3 revenue units.
•	Received new orders for MRIdian systems totaling $36.2 million. The backlog as of September 30, 2018 was $200.9 million.
•	The Company raised net proceeds of $161.9 million during the quarter from a common stock public offering.

“We have a tremendous opportunity to become the standard of care in radiation oncology. During the third quarter we made significant progress building our team and processes to capitalize, and much work lies ahead,” said Scott Drake, President and CEO.

Third Quarter 2018 Results:

Total revenue for the three months, primarily from 3 MRIdian revenue units, was $17.7 million compared to $12.2 million for the same period last year.

Total cost of revenue was $17.3 million compared to $10.2 million for the same period last year.

Total gross profit was $0.4 million compared to $2.0 million for the same period last year.

Total operating expenses were $24.5 million, compared to $13.6 million for the same period last year. Operating expenses in 2018 include $5.0 million in severance expense for certain terminated executives.

Net loss was $(32.9) million, or $(0.39) per share, compared to $(11.2) million, or $($0.19) per share, for the same period last year. The net loss in 2018 includes $5.0 million of severance expense for certain terminated executives and $6.7 million related to a change in fair value of warrant liabilities.

Cash and cash equivalents were $201.5 million as of September 30, 2018, compared to $66.1 million as of June 30, 2018, primarily due to the equity financing in August of 2018.

Nine Month Results Ending September 30, 2018:

Total revenue for the nine months, primarily from 10 MRIdian revenue units, was $60.3 million compared to $14.1 million for the same period last year.

Total cost of revenue was $54.3 million compared to $12.1 million for the same period last year.

Total gross profit was $6.0 million compared to $2.0 million for the same period last year.

Total operating expenses were $59.6 million compared to $37.4 million for the same period last year.

Net loss was $(62.4) million, or $(0.82) per share, compared to $(47.5) million, or $(0.85) per share, for the same period last year.

Financial Guidance:

Due to an installation delay at a customer site, the Company now anticipates 2018 total revenue to be approximately $80 million.

Conference Call and Webcast

ViewRay will hold a conference call on Thursday, November 8, 2018 at 4:30 p.m. ET / 1:30 p.m. PT to discuss the results. The dial-in numbers are (844) 277-1426 for domestic callers and (336) 525-7129 for international callers. The conference ID number is 6190699. A live webcast of the conference call will be available on the investor relations page of ViewRay’s corporate website at www.viewray.com.

After the live webcast, a replay of the webcast will remain available online on the investor relations page of ViewRay’s corporate website, www.viewray.com, for 14 days following the call. In addition, a telephonic replay of the call will be available until November 15, 2018. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the conference ID number 6190699.

About ViewRay

ViewRay®, Inc. (Nasdaq: VRAY), designs, manufactures and markets the MRIdian® radiation therapy system. MRIdian is built upon a proprietary high-definition MR imaging system designed from the ground up to address the unique challenges and clinical workflow for advanced radiation oncology. Unlike MR systems used in diagnostic radiology, MRIdian’s high-definition MR was purposely built to deliver high-precision radiation without unnecessary beam distortion, and consequently, help to mitigate skin toxicity and other safety concerns that may otherwise arise when high magnetic fields interact with radiation beams. ViewRay and MRIdian are registered trademarks of ViewRay, Inc.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, the rate of new orders, upgrades and installations, ViewRay’s financial guidance for the full year 2018 and ViewRay’s conference call to discuss its third quarter and year to date results. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to commercialize MRIdian Linac System, demand for ViewRay’s products, the ability to convert backlog into revenue, and the timing of delivery of ViewRay’s products, the timing, results and other uncertainties associated with clinical trials, the ability to raise the additional funding needed to continue to pursue ViewRay’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, competition in the industry in which ViewRay operates and overall market conditions. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to ViewRay's business in general, see ViewRay's current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and its 2018 Quarterly Reports on Form 10-Q, as updated periodically with the company's other filings with the SEC. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Investor Relations:

Michaella Gallina

Sr. Director, Investor Relations and Communications

ViewRay, Inc.

1-844-MRIdian (674-3426)

Email: investors@viewray.com

Media Enquiries:

Michael Saracen

Vice President, Marketing

ViewRay, Inc.

Phone: +1 408-242-2994

Email: media@viewray.com

VIEWRAY, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Gross Orders	$36,209	$29,850	$92,017	$79,460
Backlog	$200,868	$194,769	$200,868	$194,769

Revenue:
Product	$16,492	$11,358	$57,237	$11,358
Service	1,056	721	2,706	2,408
Distribution Rights	118	118	356	356
Total revenue	17,666	12,197	60,299	14,122
Cost of revenue:
Product	15,199	9,728	49,564	10,322
Service	2,103	484	4,732	1,758
Total cost of revenue	17,302	10,212	54,296	12,080
Gross margin	364	1,985	6,003	2,042
Operating expenses:
Research and development	4,347	3,616	12,506	9,781
Selling and marketing	3,384	2,510	10,024	5,453
General and administrative	16,721	7,502	37,070	22,116
Total operating expenses	24,452	13,628	59,600	37,350
Loss from operations	(24,088)	(11,643)	(53,597)	(35,308)
Interest income	2	1	6	3
Interest expense	(1,974)	(1,843)	(5,758)	(5,372)
Other (expense) income, net	(6,792)	2,269	(307)	(6,853)
Loss before provision for income taxes	$(32,852)	$(11,216)	$(59,656)	$(47,530)
Provision for income taxes	—	—	—	—
Net loss and comprehensive loss	$(32,852)	$(11,216)	$(59,656)	$(47,530)
Amortization of beneficial conversion feature related to Series A convertible preferred stock	$—	$—	$(2,728)	$—
Net loss attributable to common stockholders, basic and diluted	$(32,852)	$(11,216)	$(62,384)	$(47,530)
Net loss per share, basic and diluted	$(0.39)	$(0.19)	$(0.82)	$(0.85)
Weighted-average common shares used to compute net loss per share attributable to common stockholders, basic and diluted	84,920,996	59,061,149	76,185,346	56,064,562

VIEWRAY, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30, 2018	December 31, 2017(1)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$201,543	$57,389
Accounts receivable	22,677	20,326
Inventory	40,547	19,375
Deposits on purchased inventory	5,565	7,043
Deferred cost of revenue	10,909	13,696
Prepaid expenses and other current assets	6,174	4,862
Total current assets	287,415	122,691
Property and equipment, net	13,452	11,564
Restricted cash	1,381	1,143
Intangible assets, net	-	78
Other assets	1,185	235
TOTAL ASSETS	$303,433	$135,711
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,964	$11,014
Accrued liabilities	13,880	7,207
Customer deposits	12,243	17,820
Deferred revenue, current portion	11,315	20,151
Total current liabilities	44,402	56,192
Deferred revenue, net of current portion	5,206	3,238
Long-term debt	44,649	44,504
Warrant liabilities	21,962	22,420
Other long-term liabilities	9,854	7,370
TOTAL LIABILITIES	126,073	133,724
Commitments and contingencies
Stockholders’ equity:
Convertible Preferred stock, par value $0.01 per share; 10,000,000 shares authorized at September 30, 2018 (unaudited) and December 31, 2017; no shares issued and outstanding at September 30, 2018 (unaudited) and December 31, 2017	—	—
Common stock, par value of $0.01 per share; 300,000,000 shares authorized at September 30, 2018 (unaudited) and December 31, 2017; 95,195,872 and 67,653,974 shares issued and outstanding at September 30, 2018 (unaudited) and December 31, 2017	941	666
Additional paid-in capital	558,656	321,174
Accumulated deficit	(382,237)	(319,853)
TOTAL STOCKHOLDERS’ EQUITY	177,360	1,987
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$303,433	$135,711

(1) The consolidated balance sheet as of December 31, 2017 was derived from audited financial statements as of that date.